UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 14, 2016
Pitney Bowes Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-3579	06-0495050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Headquarters 3001 Summer Street, Stamford, Connecticut	6926
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 356-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
(c)
The Board of Directors of Pitney Bowes Inc. (“Pitney Bowes”) elected Stanley J. Sutula III as the company’s Executive Vice President and Chief Financial Officer (CFO) reporting to Marc B. Lautenbach, President and Chief Executive Officer (CEO), Pitney Bowes. Mr. Sutula will succeed Michael Monahan as CFO effective on or about February 1, 2017. Mr. Monahan will continue in his current role as the company’s Chief Operating Officer which he added to his CFO duties in January 2015. Mr. Monahan’s new title will be Executive Vice President, Chief Operating Officer and he will continue to report to Mr. Lautenbach.

Mr. Sutula, 51, has nearly 20 years of financial management experience, holding down various executive finance positions of increasing responsibility with a large multinational technology company both in the United States and Europe, most recently serving as its Vice President and Controller.

On December 12, 2016 the company agreed to the terms of an employment offer letter with Mr. Sutula. The offer letter has no specified term and Mr. Sutula’s employment with the company is on an employment-at-will basis.

The following summarizes the material terms of the compensation and benefits offered to Mr. Sutula in his offer letter.

Annual base salary                 $600,000

Annual discretionary cash incentive	Target opportunity of 80% of base salary with first eligibility in February 2018 for the 2017 performance year.

Long-term incentives
Target opportunity of $1.5 million with first award in February 2017. The company’s current long-term incentive mix is 60% performance stock units (PSUs) vesting after three years, 20% restricted stock units (RSUs) vesting pro rata over three years and 20% nonstatutory stock options (Options) vesting pro rata over three years. Awards are to be administered in accordance with the terms of the company’s 2013 Stock Plan and the standard form of award agreement.

Sign-on compensation awards	Cash: $50,000 upon 6 month anniversary of

(make up for forfeitures from prior	employment with a 12 month clawback.
employment)

Equity: A PSU/RSU/Option award with a target opportunity of $1.5 million and a mix consisting of 60% PSUs with final vesting determined by the Board in February 2020 based on financial metrics established from 2017 through 2019; 20% RSUs and 20% Options will both vest pro rata (1/3 each year) over a three year period on the second Tuesdays of February 2018, 2019 and 2020.

A special one-time $2.5 million RSU grant issued on or about commencement of employment and vesting 40% on the second Tuesday of February 2018, 40% on the second Tuesday of February 2019 and 20% on the second Tuesday of February 2020.

Mr. Sutula will be eligible to participate in the various flexible benefits programs the company offers to its similarly situated executives in accordance with the terms of those programs. In addition, Mr. Sutula will be subject to the Pitney Bowes Executive Stock
Ownership Policy which includes a requirement to attain over a five-year period and hold a target ownership level of two times base salary.

No arrangement or understanding exists between Mr. Sutula and any other person pursuant to which Mr. Sutula was selected as an officer of the company. There is no family relationship between any director, executive officer, or person nominated or chosen by the company to become a director or executive officer of the company and Mr. Sutula. Mr. Sutula is not a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940. In addition, since the beginning of the company's last fiscal year, there has been no transaction (or series of transactions), and there is no currently proposed transaction (or series of transactions), to which the company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Sutula or any member of his immediate family had or will have a direct or indirect material interest.

Mr. Monahan, 56, will continue with the company as Chief Operating Officer. In addition to his existing oversight of the company’s corporate strategy, corporate development, sales operations, clients operations, information technology, procurement, supply chain and real estate, Mr. Monahan will also be responsible for all aspects of Pitney Bowes Global Financial Services and take on the responsibility for further developing the Pitney Bowes Commerce Cloud across the entire company. Mr. Monahan has been with Pitney Bowes since 1988 and has been an executive officer with the company since 2005. He served as Executive Vice President and Chief Financial Officer since March 1, 2008. Effective February 9, 2015 Mr. Monahan was

elected by the Board of Directors to serve as Chief Operating Officer in addition to his responsibilities of Chief Financial Officer.

ITEM 9.01    Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Press release of Pitney Bowes Inc. dated December 14, 2016 (filed herewith).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 14, 2016
PITNEY BOWES INC.

By:     /s/ Daniel J. Goldstein
Name:    Daniel J. Goldstein

Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

Pitney Bowes Names Stanley J. Sutula III Executive Vice President
and Chief Financial Officer

Michael Monahan Remains COO with Expanded Responsibilities

STAMFORD, CT, Dec. 14, 2017 – Pitney Bowes, a global technology company providing innovative technology solutions to power commerce, today announced that Stanley J. Sutula III has been named Executive Vice President and Chief Financial Officer (CFO), effective February 1, 2017. Mr. Sutula will lead the Company’s global financial team and investor relations and will report to Marc B. Lautenbach, President and Chief Executive Officer. Mr. Sutula will be based in Stamford, Connecticut.

Mr. Sutula succeeds Michael Monahan, who will continue with Pitney Bowes as Chief Operating Officer. In addition to his existing responsibilities, which include leading the design and deployment of the Company’s enterprise business platform -- the most significant transformational project in the past two decades -- and overseeing information technology, corporate strategy, corporate development, sales and client operations, procurement, supply chain and real estate, Monahan also will be responsible for all aspects of Pitney Bowes Global Financial Services, the Company’s financing, payments and leasing business. Further, he will assume responsibility for further developing the Pitney Bowes Commerce Cloud across the entire company.

“By adding Stan to the CFO role, which Mike has so ably handled for nearly a decade, Mike will be able to fully dedicate his time to helping me run the company,” said Mr. Lautenbach. “Mike’s role has been and will continue to be as a key partner to me to transform Pitney Bowes.”

Mr. Sutula joins Pitney Bowes from IBM, where he was Vice President and Controller responsible for all aspects of accounting and financial functions for the company. He brings to Pitney Bowes an extensive background in finance, accounting, treasury, financial planning and analysis, audit, tax, risk, and compliance.

“I have worked with Stan in the past and can tell you first hand that we are very fortunate to have him join Pitney Bowes,” said Lautenbach. “Stan is an incredibly skilled and experienced executive who will be able to transition quickly and have an immediate impact on our business. Throughout his career, he has demonstrated an ability to lead a global, corporate and business unit teams while maintaining a focus on serving clients of all sizes.”

Mr. Sutula has nearly 20 years of financial management experience. He joined IBM in 1998, and has held several leadership positions in the United States and in Europe in accounting and financial strategy, including cost management, capital allocation, balance sheet finance, accounting and planning. Most recently, Sutula was Vice

President and Controller at IBM. As IBM’s Controller, he managed a finance function with more than 200 finance executives worldwide. Before that, he was Vice President and Treasurer for the company responsible for global balance sheet with more than $118 billion of assets and $12 billion of Free Cash Flow.

“I am delighted to be part of Pitney Bowes at this exciting time in the Company’s history,” said Mr. Sutula. “Marc has assembled a world-class management team that is making history by leading a major transformation at an iconic company and I am excited to be a part of this effort.”

Mike Monahan added, “For the past four years, we have built a foundation for success and we are poised for growth. I am looking forward to continuing to identify ways in which we can leverage our assets across the entire enterprise to deliver greater value to all of our clients. And, with Stan on board, I am confident that we will be able to accelerate our transformation while continuing to unlock value.”

Mr. Sutula graduated from Northeastern University in Boston, Mass., with a Bachelor of Science in Finance and Management and received his Masters of Business Administration in Finance from Fordham University in New York.

About Pitney Bowes

Pitney Bowes (NYSE: PBI) is a global technology company powering billions of transactions – physical and digital – in the connected and borderless world of commerce. Clients around the world, including 90 percent of the Fortune 500, rely on products, solutions and services from Pitney Bowes in the areas of customer information management, location intelligence, customer engagement, shipping, mailing, and global ecommerce. And with the innovative Pitney Bowes Commerce Cloud, clients can access the broad range of Pitney Bowes solutions, analytics, and APIs to drive commerce. For additional information visit Pitney Bowes, the Craftsmen of Commerce, at www.pitneybowes.com.